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                                                                    EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

              IPC HOLDINGS, LTD. REPORTS THIRD QUARTER 2004 RESULTS

                                                                   Quarter ended                    Nine months ended
                                                                   September 30,                      September 30,
                                                          -------------------------------   -------------------------------
                                                               2004             2003             2004             2003
                                                          --------------   --------------   --------------   --------------
                                                            (unaudited)      (unaudited)      (unaudited)     (unaudited)
                                                                   Expressed in thousands of United States dollars,
                                                                              except per share amounts
NET (LOSS) INCOME                                         $      (17,798)  $       62,132   $      129,978   $      195,248
Adjustment for net realized losses (gains)                           404             (292)          (7,261)          (6,432)
                                                          --------------   --------------   --------------   --------------
NET OPERATING (LOSS) INCOME                               $      (17,394)  $       61,840   $      122,717   $      188,816
                                                          --------------   --------------   --------------   --------------
Basic net (loss) income per common share                  $        (0.37)  $         1.29   $         2.69   $         4.05
Diluted net (loss) income per common share                $        (0.37)  $         1.29   $         2.69   $         4.04
Net operating (loss) income per common share (diluted)    $        (0.36)  $         1.28   $         2.54   $         3.91
Weighted average number of common shares - basic              48,305,708       48,214,793       48,276,603       48,194,170
Weighted average number of common shares - diluted            48,305,708       48,300,348       48,362,411       48,280,373

PEMBROKE, BERMUDA, October 28, 2004. IPC Holdings, Ltd. (NASDAQ: IPCR) today reported a net loss for the quarter ended September 30, 2004 of $(17.8) million, or $(0.37) per share, compared to net income of $62.1 million, or $1.29 per share, for the third quarter of 2003. For the nine months ended September 30, 2004, net income was $130.0 million, or $2.69 per share, compared to $195.2 million, or $4.04 per share, for the corresponding period in 2003.

NON-GAAP FINANCIAL MEASURES:

In addition to the GAAP financial measures set forth herein, IPC Holdings, Ltd. ("the Company") has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. 'Net operating (loss) income' and its per share equivalent, as used herein, differs from 'net (loss) income' and its per-share equivalent under GAAP, which the Company believes is the most directly comparable GAAP measure. Net operating (loss) income is a common performance measurement which, as calculated by the Company, is net (loss) income excluding net realized gains and losses on investments. These items are excluded because they are not considered by management to be relevant indicators of the performance of or trends in our business operations, but rather of the investment and credit markets in general. We believe that the presentation of net operating (loss) income provides useful information regarding our results of operations because it follows industry practice, is followed closely by securities analysts and rating agencies, and enables investors and securities analysts to make performance comparisons with our peers in the insurance industry. This measure may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on net operating (loss) income as a non-GAAP measure in assessing IPC's overall financial performance.

RESULTS OF OPERATIONS:

Our net operating loss was $(17.4) million, or $(0.36) per share, for the quarter ended September 30, 2004, compared to net operating income of $61.8 million, or $1.28 per share for the third quarter of 2003. For the nine months ended September 30, 2004, net operating income was $122.7 million, or $2.54 per share, compared to $188.8 million, or $3.91 per share, for the corresponding nine months of 2003.

President and Chief Executive Officer Jim Bryce commented: "Our loss in the quarter, which is only the third quarterly loss in the Company's eleven year history, resulted from the unprecedented combination of events that took place in the quarter. This exceptional series of windstorms is another reminder that nature is far from predictable, and that while catastrophe modeling is unquestionably a useful tool in the pricing and management of risk, it should never outweigh sound underwriting skills and judgment. The recent high frequency of windstorms that made landfall in the United States will likely cause many reinsureds to review their catastrophe reinsurance programs. Given the number of significant events that occurred, we believe that IPC benefitted from our underwriting and risk management approach. This includes our focus on writing excess of loss catastrophe reinsurance treaties, and the size of the geographic zones in which we measure aggregated exposures in terms of sums insured. We believe that this conservative approach will continue to serve the Company and its shareholders very well.

We would also like to note that we do not currently pay, and have not previously paid, any commissions or fees in respect of PSAs or MSAs with any brokers who place business with us."

We wrote gross premiums of $60.7 million in the third quarter of 2004, compared to $45.8 million in the third quarter of 2003, an increase of 32%. As a result of the significant losses incurred in the quarter, reinstatement premiums were $16.7 million in the third quarter of 2004, compared to $2.1 million in the third quarter of 2003. In the third quarter of 2004 we wrote new business and additional or restructured business for existing clients which totaled $5.1 million, which more than offset business that we did not renew ($1.8 million). For the nine months ended September 30, 2004, we wrote gross premiums of $343.8 million, which is a 14% increase compared to $302.3 million written in the corresponding period of 2003. In the third quarter of 2004, we ceded $1.4 million of premiums to our retrocessional facilities, bringing the total ceded for the nine months ended September 30, 2004 to $18.0 million. This compares with $1.0 million and $14.7 million for the corresponding quarter and nine month period of 2003, respectively. Ceded premiums have increased because our gross writings have increased, as well as increases in retrocessionaires' participation in our Surplus treaty, and increased capacity in our excess of loss retrocessional facility. In addition, we entered a new, short-term, aviation retrocessional contract at the end of September 2004.

We earned net premiums of $100.0 million in the third quarter of 2004, compared to $77.8 million in the third quarter of 2003, an increase of 29%. The increase in our net premiums earned reflects the increase in reinstatement premiums, as well as the overall increase in written premiums over the past twelve months. For the nine months ended September 30, 2004, net premiums earned were $261.7 million, an increase of 17% over the $224.4 million earned in the corresponding period of 2003.

We earned net investment income of $12.0 million in the quarter ended September 30, 2004, compared to $11.7 million in the third quarter of 2003. For the nine months ended September 30, 2004, investment income was $37.6 million, compared to $35.0 million for the corresponding period of 2003. Generally, the increase in the average balance of our invested assets offset the decline in the average yield of our investment portfolio because of lower interest rates and their impact on the reinvestment of the proceeds of maturing and sales of fixed income securities. In addition, in June 2004 we received a dividend of $2.6 million from our investment in a fund of hedge funds. Such dividends will be declared periodically, provided the performance of the fund is positive.

We realized a net loss of $(0.4) million on our investments in the quarter ended September 30, 2004, compared with a net realized gain of $0.3 million in the third quarter of 2003. For the nine month period ended September 30, 2004 we had net realized gains of $7.3 million, compared to $6.4 million for the corresponding period of 2003. Realized gains and losses fluctuate from period to period, depending on the individual securities sold as recommended by our investment advisors.

We incurred net losses and loss adjustment expenses of $116.0 million in the quarter ended September 30, 2004, compared to $15.8 million for the third quarter of 2003. As previously announced, our losses came primarily from the four Atlantic hurricanes that struck Florida and two of the Pacific typhoons which struck Japan, in August and September of this year. Our loss ratio, which is the ratio of losses and loss adjustment expenses to net premiums earned, was 116.0% for the quarter ended September 30, 2004, compared to 20.3% for the third quarter of 2003. For the nine months ended September 30, 2004 we incurred losses of $134.4 million, compared to $38.5 million in the nine months ended September 30, 2003. Our loss ratio for the nine months ended September 30, 2004 was 51.4%, compared to 17.1% for the corresponding period in 2003.

Our net acquisition costs, which are primarily commissions and fees paid to brokers for the production of business, were $9.6 million for the third quarter of 2004, compared to $7.8 million in the third quarter of 2003. These costs have increased primarily due to the increase in net earned premiums, but not proportionately, as brokerage on reinstatement premiums is less than that on annual premiums. For the nine months ended September 30, 2004, net acquisition costs were $27.7 million, compared to $22.6 million for the corresponding period in 2003.

General and administrative expenses totaled $5.6 million in the third quarter of 2004, compared to $4.7 million in the third quarter of 2003. The major areas of increase were administrative service fees, which are based on earned premiums, and compensation expense as a result of expensing stock grants and options. For the nine months ended September 30, 2004, general and administrative expenses were $16.3 million, compared to $13.6 million for the corresponding period of 2003.

Our expense ratio, which is the ratio of acquisition costs plus general and administrative expenses to net premiums earned, was 15.2% for the third quarter of 2004 and 16.8% for the nine months ended September 30, 2004, compared to 16.1% and 16.2%, respectively, for the corresponding periods of 2003.

Total assets at September 30, 2004 were $2,023.9 million, an increase of 14.4% over total assets at December 31, 2003. At September 30, 2004 total shareholders' equity was $1,646.3 million, compared to $1,569.2 million at December 31, 2003, an increase of 4.9%.

On October 28, 2004, the Board of Directors declared a quarterly dividend of $0.24 per share, payable on December 16, 2004, to shareholders of record on November 30, 2004.

Our management will be holding a conference call to discuss these results at
8.30 a.m. Eastern time tomorrow, October 29, 2004. This conference call will be broadcast simultaneously on the internet which can be accessed from our website at www.ipcre.bm, under the 'News' / 'Webcasts' section, and a replay of the call will also be available at this site from 10.30 a.m. Eastern time until 12.00 midnight Eastern time on Saturday, November 4, 2004.

This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about our beliefs, plans or expectations, are forward-looking statements. These statements are based on our current plans, estimates and expectations. Some forward-looking statements may be identified by our use of terms such as "believes," "anticipates," "intends," "expects" and similar statements of a future or forward-looking nature. In light of the inherent risks and uncertainties in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by us or any other person that our objectives or plans will be achieved. A non-exclusive list of important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding our estimates; (b) any lowering or loss of one of our financial ratings of our wholly-owned subsidiary, IPCRe Limited; (c) the effect of competition on market trends and pricing; (d) changes in general economic conditions, including changes in interest rates and/or equity values in the United States of America and elsewhere; and (e) other factors set forth in our most recent reports on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not intend, and are under no obligation, to update any forward-looking statement contained in this press release.

IPC Holdings, Ltd., through its wholly-owned subsidiary IPCRe Limited, provides property catastrophe reinsurance and, to a limited extent, aviation, property-per-risk excess and other short-tail reinsurance on a worldwide basis.

       CONTACT:    JIM BRYCE, PRESIDENT AND CHIEF EXECUTIVE OFFICER OR
                   JOHN WEALE, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

                   TELEPHONE:        441-298-5100

                       IPC HOLDINGS, LTD. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

 (Expressed in thousands of United States dollars, except for per share amounts)

                                                                As of                  As of
                                                          September 30, 2004     December 31, 2003
                                                         --------------------   --------------------
                                                             (unaudited)
ASSETS:

Fixed maturity investments:
   Available for sale, at fair value                     $          1,444,747   $          1,260,467
Equity investments, available for sale, at fair value                 394,725                319,007
Cash and cash equivalents                                              17,371                 91,949
Reinsurance premiums receivable                                       118,079                 61,194
Deferred premiums ceded                                                 6,893                  1,317
Losses and loss adjustment expenses recoverable                         4,226                  1,810
Accrued investment income                                              17,466                 19,821
Deferred acquisition costs                                             15,073                  8,035
Prepaid expenses and other assets                                       5,314                  5,858
                                                         --------------------   --------------------
    TOTAL ASSETS                                         $          2,023,894   $          1,769,458
                                                         ====================   ====================

LIABILITIES:

Reserve for losses and loss adjustment expenses          $            224,207   $            123,320
Unearned premiums                                                     131,502                 61,795
Reinsurance premiums payable                                            8,692                  3,877
Deferred fees and commissions                                           2,545                    834
Accounts payable and accrued liabilities                               10,681                 10,473
                                                         --------------------   --------------------
    TOTAL LIABILITIES                                                 377,627                200,299
                                                         --------------------   --------------------

SHAREHOLDERS' EQUITY:

Share capital (Common shares outstanding, par value
U.S. $0.01)                                                               484                    483
Additional paid-in capital                                            854,563                850,133
Deferred stock grant compensation                                      (3,191)                (1,495)
Retained earnings                                                     727,862                628,931
Accumulated other comprehensive income                                 66,549                 91,107
                                                         --------------------   --------------------
   TOTAL SHAREHOLDERS' EQUITY                                       1,646,267              1,569,159
                                                         --------------------   --------------------
   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            $          2,023,894   $          1,769,458
                                                         ====================   ====================

                       IPC HOLDINGS, LTD. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF (LOSS) INCOME

                (Expressed in thousands of United States dollars)

                                                                                     Nine months ended
                                                Quarter ended September 30,            September 30,
                                               ----------------------------    ----------------------------
                                                   2004            2003           2004             2003
                                               ------------    ------------    ------------    ------------
                                               (unaudited)     (unaudited)     (unaudited)      (unaudited)
REVENUES:

Gross premiums written                         $     60,688    $     45,804    $    343,751    $    302,254
Premiums ceded                                       (1,395)         (1,044)        (17,958)        (14,725)
                                               ------------    ------------    ------------    ------------
Net premiums written                                 59,293          44,760         325,793         287,529
Change in unearned premium reserve, net              40,663          33,014         (64,131)        (63,172)
                                               ------------    ------------    ------------    ------------
Net premiums earned                                  99,956          77,774         261,662         224,357
Net investment income                                11,958          11,725          37,603          34,973
Net realized (loss) gain on investments                (404)            292           7,261           6,432
Other income                                          1,296             856           3,118           2,400
                                               ------------    ------------    ------------    ------------
                                                    112,806          90,647         309,644         268,162
                                               ------------    ------------    ------------    ------------

EXPENSES:

Net losses and loss adjustment expenses             115,993          15,778         134,401          38,450
Net acquisition costs                                 9,622           7,810          27,721          22,629
General and administrative expenses                   5,595           4,678          16,341          13,583
Net exchange (gain) loss                               (606)            249           1,203          (1,748)
                                               ------------    ------------    ------------    ------------
                                                    130,604          28,515         179,666          72,914
                                               ------------    ------------    ------------    ------------

NET (LOSS) INCOME                              $    (17,798)   $     62,132    $    129,978    $    195,248
                                               ============    ============    ============    ============

Loss and loss expense ratio (1)                       116.0%           20.3%           51.4%           17.1%
Expense ratio (2)                                      15.2%           16.1%           16.8%           16.2%
Combined ratio (1 + 2)                                131.2%           36.4%           68.2%           33.3%